As filed with the Securities and Exchange Commission on December 11, 2009
Registration No. 333-33768

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Avocent Corporation
(Exact name of registrant as specified in its charter)

Delaware	3577	91-2032368
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
4991 Corporate Drive
Huntsville, Alabama 35805
(256) 430-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Samuel F. Saracino
Executive Vice President of Legal and Corporate Affairs,
General Counsel and Secretary
Avocent Corporation
4991 Corporate Drive
Huntsville, Alabama 35805
(256) 430-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
John Shively
Emerson Electric Co.
8000 West Florissant Avenue
St. Louis, Missouri 63136
(314) 553-2000

Approximate date of commencement of proposed sale to the public: Not Applicable.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☑ ☐ ☐ ☐	Large accelerated filer Accelerated filer Non-accelerated filer (Do not check if a smaller reporting company) Smaller reporting company
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

DEREGISTRATION OF SHARES
     This Post-Effective Amendment No. 1 relates to the registration statement on Form S-4 (Registration No. 333-33768) previously filed by Aegean Sea Inc. on March 31, 2000 with the Securities and Exchange Commission, and as subsequently amended, pertaining to the registration of shares (the “Shares”) of Aegean Sea Common Stock, par value $0.001 per share (the “Common Stock”), in connection with the then-proposed merger of a wholly-owned subsidiary of Aegean Sea with and into Apex Inc. as described in the merger agreement dated as of March 8, 2000, among Apex, Aegean Sea and Cybex Computer Products Corporation (the “Registration Statement”). Subsequent to the merger, Aegean Sea changed its name to Avocent Corporation (“Avocent”).
     Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of October 5, 2009 among Emerson Electric Co. (“Emerson”), Globe Acquisition Corporation (“Globe”), a wholly owned subsidiary of Emerson, and Avocent Corporation, on October 15, 2009, Globe commenced a tender offer for all of the outstanding shares of Common Stock. The tender offer was consummated on December 11, 2009. Pursuant to the Merger Agreement, Globe will be merged with and into Avocent as soon as practicable after the consummation of the tender offer.
     Accordingly, Avocent has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statement. Avocent hereby removes from registration all Shares registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 11th day of December, 2009.

AVOCENT CORPORATION
By:	/s/ Samuel F. Saracino
Samuel F. Saracino
Executive Vice President of Legal and Corporate Affairs, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael J. Borman Michael J. Borman	Chief Executive Officer and Director (Principal Executive Officer)	December 11, 2009
/s/ Edward H. Blankenship Edward H. Blankenship	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 11, 2009
/s/ Robert P. Kerley Robert P. Kerley	Vice President and Corporate Controller (Controller)	December 11, 2009
/s/ Harold D. Copperman Harold D. Copperman	Director	December 11, 2009
/s/ Francis A. Dramis Francis A. Dramis	Director	December 11, 2009
/s/ Edwin L. Harper Edwin L. Harper	Chairman of the Board	December 11, 2009
/s/ William H. McAleer William H. McAleer	Director	December 11, 2009
/s/ David P. Vieau David P. Vieau	Director	December 11, 2009
/s/ Doyle C. Weeks Doyle C. Weeks	Director	December 11, 2009